SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 15, 2010

LEXINGTON REALTY TRUST
(Exact Name of Registrant as Specified in Its Charter)

Maryland	1-12386	13-3717318
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Penn Plaza, Suite 4015, New York, New York	10119-4015
(Address of Principal Executive Offices)	(Zip Code)

(212) 692-7200
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFT|R 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreements

On January 15, 2010, Lexington Realty Trust (the "Trust") entered into separate Employment Agreements (each an "Employment Agreement" and collectively, the "Employment Agreements") with each of E. Robert Roskind, the Trust’s Chairman, T. Wilson Eglin, the Trust’s Chief Executive Officer, President and Chief Operating Officer, Richard J. Rouse, the Trust’s Vice Chairman and Chief Investment Officer, and Patrick Carroll, the Trust’s Executive Vice President, Chief Financial Officer and Treasurer (collectively, the "Executives").

The Employment Agreements have a two year term, do not automatically renew and provide for severance payments upon the occurrence of (i) a termination of employment by the Trust without cause (as defined in the Employment Agreements), (ii) a termination of employment by the Executive with good reason (as defined in the Employment Agreements) or (iii) a termination of employment either (x) by the Trust without cause or (y) by the Executive with good reason, in each case within 12 months of a change in control (as defined in the Employment Agreement).  Severance pay includes (i) two and one half (2.5) times the sum of base salary and the average of the last two annual cash incentive awards granted for T. Wilson Eglin and (ii) two (2) times the sum of base salary and the average of the last two annual cash incentive awards granted for the other Executives.

Attached as Exhibit 10.1 to this Current Report on Form 8-K is a copy of the form of Employment Agreements.  The description of the Employment Agreement does not purport to be complete and is qualified in their entirety by reference to the copy attached as an exhibit.

Item 8.01.    Other Events.

Attached as Exhibit 99.1 to this Current Report on Form 8-K is the Trust’s January 8, 2010 press release regarding activity during the fourth quarter of 2009.  The Trust is in the process of evaluating the impact of those activities on its financial statements and operations and expects that certain of the dispositions described in the press release and other events will result in non-cash impairment charges similar to the types taken during the first three quarters of 2009.  The Trust has not yet determined the amount of the impairment charges as it is still in the midst of its normal process of assessing its results for the year-end; however, the Trust believes that the impairment charges could be material in amount.

The information furnished pursuant to this “Item 8.01 Other Events,” including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities under that section and shall not be deemed to be incorporated by reference into any of our filings under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01.    Financial Statements and Exhibits.

(d)    Exhibits

10.1	Form of Employment Agreements with each of E. Robert Roskind, T. Wilson Eglin, Richard J. Rouse and Patrick Carroll

99.1	Press Release issued January 8, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lexington Realty Trust

Date: January 20, 2010	By:	/s/ T. Wilson Eglin
T. Wilson Eglin
Chief Executive Officer

Exhibit Index

10.1	Form of Employment Agreements with each of E. Robert Roskind, T. Wilson Eglin, Richard J. Rouse and Patrick Carroll

99.1	Press Release issued January 8, 2010